Exhibit 99.1 News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E Equipment Services, Inc. Announces Closing of Senior Notes Offering and Settlement of Tender Offer

BATON ROUGE, Louisiana — (December 16, 2020) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced the closing of an offering of $1,250 million aggregate principal amount of 3.875% senior notes due 2028 (the “New Notes”) in an unregistered offering through a private placement and the settlement of its previously announced cash tender offer (the “Tender Offer”) with respect to its existing 5.6250% senior notes due 2025 (the “Old Notes”).

The New Notes and related guarantees were offered in a private placement solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.  The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.

As of the expiration of the tender offer at 5:00 p.m., New York City time, on December 11, 2020 (the “Expiration Time”), approximately $553.6 million of the $950 million aggregate principal amount of Old Notes, or approximately 58.3% of the aggregate principal amount outstanding, had been validly tendered and not withdrawn.  The complete terms and conditions of the Tender Offer were set forth in the Offer to Purchase dated November 30, 2020 (the “Offer to Purchase”) that was made available to eligible holders of the Old Notes.

The net proceeds of the offering of the New Notes, after deducting estimated offering expenses, were approximately $1,238.4 million, which will be used to fund the purchase of Old Notes tendered and accepted in the Tender Offer prior to the Expiration Time and the redemption of any Old Notes remaining after the consummation of the Tender Offer. The Company expects to use the remaining portion of the net proceeds from the sale of the New Notes to pay fees and expenses incurred in connection with the foregoing and otherwise for general corporate purposes.

-MORE-

H&E Equipment Services Announces Closing of Senior Notes Offering and Settlement of Tender Offer

December 16, 2020

In accordance with the terms of the Offer to Purchase, the Company made a cash payment to all holders who validly tendered their Old Notes in the Tender Offer of $1,043.75 per $1,000 principal amount of Old Notes tendered plus accrued and unpaid interest from the last interest payment date up to, but not including, the payment date of December 14, 2020.

Effective as of December 16, 2020, the Company (i) has provided notice of the redemption of all remaining Old Notes that were not validly tendered in the Tender Offer at the Expiration Time and (ii) satisfied and discharged the indenture governing the Old Notes in accordance with its terms.  The redemption price of any Old Notes so redeemed is 104.2188% of the principal amount thereof, plus accrued and unpaid interest up to the date of redemption.  The Company has deposited with the trustee sufficient funds to redeem, on the redemption date of December 30, 2020, any and all of the Old Notes that were not tendered and validly accepted prior to the Expiration Time. Old Notes subject to redemption are to be surrendered to the trustee in exchange for payment of the redemption price.  Questions relating to, and requests for additional copies of, the notice of redemption should be directed to The Bank of New York Mellon Trust Company, N.A., 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Corporate Trust Administration.

This press release does not constitute an offer to purchase the Old Notes.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to plans to redeem the Old Notes and the use of proceeds of the offering and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

-END-